AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 2006
Registration No. 333-xxxxx

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTHSTAR REALTY FINANCE CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	11-3707493 (I.R.S. EMPLOYER IDENTIFICATION NO.)

527 MADISON AVENUE, 16TH FLOOR
NEW YORK, NEW YORK 10022
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

NORTHSTAR REALTY FINANCE CORP. 2004 LONG-TERM INCENTIVE BONUS PLAN

(FULL TITLE OF THE PLAN)

RICHARD J. MCCREADY
EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
527 MADISON AVENUE, 16TH FLOOR
NEW YORK, NEW YORK 10022
(212) 319-3400
(NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
INCLUDING AREA CODE, OF AGENT FOR SERVICE)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share (2)	698,142	$10.89 (3)	$7,602,766	$813.50

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)
698,142 shares of common stock, par value $0.01 per share, of Northstar Realty Finance Corp. (the “Shares”) issuable under the NorthStar Realty Finance Corp. 2004 Long-Term Incentive Bonus Plan (the “Bonus Plan”). Shares issuable under the Bonus Plan include (a) awards of restricted Shares under the Bonus Plan, (b) if Units (as defined in the Bonus Plan) are awarded under the Bonus Plan, the Shares issuable upon redemption of such Units, or (c) Shares issuable upon exercise of stock options, stock appreciation rights or certain Other Share-Based Awards (as defined in Section 10 of the Bonus Plan) made under the Bonus Plan.

(3)
Estimated solely for purposes of determining the registration fee pursuant to the provisions of Rules 457(c) and 457(h) under the Securities Act by averaging the high and low sales prices of NorthStar Realty Finance Corp. common stock as reported by the New York Stock Exchange on March 29, 2006.

EXPLANATORY NOTE

NorthStar Realty Finance Corp. (the “Company”) hereby registers 698,142 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) to be offered under the NorthStar Realty Finance Corp. 2004 Long-Term Incentive Bonus Plan (the “Bonus Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION. *

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. *

*The documents containing the information specified in Part I of Form S-8 have been sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed with the SEC are incorporated by reference in this registration statement:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Commission on March 16, 2006, including all material incorporated by reference therein (File No. 001-32330).

(b) The Company’s Current Reports on Form 8-K, as filed with the Commission on each of January 13, 2006, February 6, 2006, March 17, 2006, March 23, 2006 and March 28, 2006, including all material incorporated by reference therein (File No. 001-32330).

(c) The description of the Common Stock contained in the Registration Statement on Form 8-A, dated October 25, 2004, filed with the SEC by the Company to register the Common Stock under the Exchange Act, including any amendment or report filed for the purpose of updating such description (File No. 001-32330).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Company’s charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate the Company to indemnify any present or former director or officer or any individual who, while a director or officer of the Company at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may be subject or which that person may incur by reason of his or her service in such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The Company’s bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that person may become subject to or which that person may incur by reason of his or her service in such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

Maryland law requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property, or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met. The charter and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or its predecessors.

The Company has entered into indemnification agreements with each of its directors and executive officers which require that it indemnify such directors and officers to the maximum extent permitted by Maryland law and pay such persons’ expenses in defending any civil or criminal proceeding in advance of final disposition of such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit No.	Description
4.1	Form of certificate for common stock.*
4.2	Articles of Amendment and Restatement of NorthStar Realty Finance Corp.**
4.3	Bylaws of NorthStar Realty Finance Corp.***
4.4	Amendment No. 1 to the Bylaws of NorthStar Realty Finance Corp.****
5.1	Opinion of Venable LLP relating to the legality of the common stock being registered hereby.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Grant Thornton LLP.
23.3	Consent of Venable LLP (included in Exhibit 5.1).
24.1	Power of Attorney of David T. Hamamoto (included on signature page).
24.2	Power of Attorney of W. Edward Scheetz (included on signature page).
24.3	Power of Attorney of William V. Adamski (included on signature page).
24.4	Power of Attorney of Preston Butcher (included on signature page).
24.5	Power of Attorney of Judith A. Hannaway (included on signature page).
24.6	Power of Attorney of Wesley D. Minami (included on signature page).
24.7	Power of Attorney of Louis J. Paglia (included on signature page).
24.8	Power of Attorney of Frank V. Sica (included on signature page).
99.1	NorthStar Realty Finance Corp. 2004 Long-Term Incentive Bonus Plan. *****

*
Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-11 (Registration No. 333-114675), as amended. Such registration statement was originally filed with the Securities and Exchange Commission on April 21, 2004.

**	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-114675).
***	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-114675).
****	Incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K filed on April 27, 2005.
*****	Incorporated by reference to Exhibit 10.13 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004.

ITEM 9.	UNDERTAKINGS

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 pursuant to the Securities Act;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)    the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)    any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 31, 2006.

NORTHSTAR REALTY FINANCE CORP.

By:  /s/ Mark E. Chertok

Name: Mark E. Chertok
Title: Chief Financial Officer and Treasurer

POWER OF ATTORNEY

        KNOW THAT ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Chertok and Richard J. McCready (each with full power to act alone), his or her true and lawful attorney-in-fact and agent with full power of substitution, in the name and on behalf of the undersigned, to do any and all acts and things and to execute any and all instruments which said attorney and agent, may deem necessary or advisable to enable NorthStar Realty Finance Corp. (the “Registrant”) to comply with the Securities Act of 1933, and with the Securities Exchange Act of 1934, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with this Registration Statement and any and all amendments thereto, any reports that the Registrant is required to file pursuant to the requirements of federal or state securities laws or any rules and regulations thereunder. The authority granted under this Power of Attorney shall include, but not be limited to, the power and authority to sign the name of the undersigned in the capacity or capacities set forth below to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission, to any and all amendments (including post-effective amendments) to that Registration Statement in respect of the same, and to any and all instruments filed as a part of or in connection with such Registration Statements; and each of the undersigned hereby ratifies and confirms all that the attorney-in-fact and agent, shall lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ W. Edward Scheetz	Chairman of the Board of Directors	March 31, 2006
W. Edward Scheetz

/s/ David T. Hamamoto	President, Chief Executive Officer and Director	March 31, 2006
David T. Hamamoto	(Principal Executive Officer)

/s/ Mark E. Chertok	Chief Financial Officer (Principal Financial and Accounting Officer)	March 31, 2006
Mark E. Chertok

/s/ William V. Adamski	Director	March 31, 2006
William V. Adamski

/s/ Preston Butcher	Director	March 31, 2006
Preston Butcher

/s/ Judith A. Hannaway	Director	March 16, 2006
Judith A. Hannaway

/s/ Wesley D. Minami	Director	March 31, 2006
Wesley D. Minami

/s/ Louis J. Paglia	Director	March 31, 2006
Louis J. Paglia

/s/ Frank V. Sica	Director	March 31, 2006
Frank V. Sica

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Form of certificate for common stock.*
4.2	Articles of Amendment and Restatement of NorthStar Realty Finance Corp.**
4.3	Bylaws of NorthStar Realty Finance Corp.***
4.4	Amendment No. 1 to the Bylaws of NorthStar Realty Finance Corp.****
5.1	Opinion of Venable LLP relating to the legality of the common stock being registered hereby.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Grant Thornton LLP.
23.3	Consent of Venable LLP (included in Exhibit 5.1).
24.1	Power of Attorney of David T. Hamamoto (included on signature page).
24.2	Power of Attorney of W. Edward Scheetz (included on signature page).
24.3	Power of Attorney of William V. Adamski (included on signature page).
24.4	Power of Attorney of Preston Butcher (included on signature page).
24.5	Power of Attorney of Judith A. Hannaway (included on signature page).
24.6	Power of Attorney of Wesley D. Minami (included on signature page).
24.7	Power of Attorney of Louis J. Paglia (included on signature page).
24.8	Power of Attorney of Frank V. Sica (included on signature page).
99.1	NorthStar Realty Finance Corp. 2004 Long-Term Incentive Bonus Plan. *****

*
Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-11 (Registration No. 333-114675), as amended. Such registration statement was originally filed with the Securities and Exchange Commission on April 21, 2004.

**	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-114675).
***	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-114675).
****	Incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K filed on April 27, 2005.
*****	Incorporated by reference to Exhibit 10.13 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004.